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                                                                   EXHIBIT 99.11

                      FEDERAL DEPOSIT INSURANCE CORPORATION

                             WASHINGTON, D.C. 20429

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 22, 2003

                               PACIFIC UNION BANK
                               ------------------
             (Exact name of registrant as specified in its charter)

            CALIFORNIA                      21765                95-2888370
            ----------                      -----                ----------
   (State or other jurisdiction     (FDIC Certificate No.)    (I.R.S. Employee
 of incorporation or organization)                           Identification No.)

            3530 WILSHIRE BLVD., #1800, LOS ANGELES, CALIFORNIA 90010
            ---------------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip code)

                                 (213) 385-0909
                                 --------------
              (Registrant's telephone number including area code)

                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

On December 22, 2003, Pacific Union Bank, a California banking corporation ("PUB"), Hanmi Financial Corporation, a Delaware corporation ("Hanmi"), and Hanmi Bank, a California banking corporation and wholly owned subsidiary of Hanmi ("Hanmi Bank"), entered into an Agreement and Plan of Merger, dated as of December 22, 2003 (the "Merger Agreement"), pursuant to which PUB will merge with and into Hanmi Bank, with Hanmi Bank surviving the merger.

In connection with the Merger Agreement, Hanmi and the trust (the "Trust") that holds the 6,624,052 shares of PUB common stock formerly held by Korea Exchange Bank ("KEB"), have entered into a Voting and Sale Agreement dated as of December 22, 2003, pursuant to which the Trust has agreed to vote its shares of PUB common stock in favor of the merger and the Merger Agreement, and to sell a majority of those shares to Hanmi for cash concurrently with the closing of the merger.

Concurrently with the execution of these agreements, Hanmi entered into securities purchase agreements with several investors pursuant to which these investors have agreed to buy, and Hanmi has agreed to issue and sell, concurrently with the closing of the merger, an aggregate of 3,947,369 shares of Hanmi's common stock for $19 per share in cash. These investors include five members of Hanmi's board of directors, who have collectively agreed to purchase 430,326 shares of Hanmi's common stock for $8,176,194. Hanmi also entered into an agreement with Trapeza Funding V, LLC ("Trapeza") whereby Trapeza has committed to purchase trust preferred securities issued by Hanmi in an amount of up to $60 million. Hanmi expects to issue half of these trust preferred securities in January, with the balance issued concurrently with the closing of the merger.

In connection with the Merger Agreement, all members of Hanmi's board of directors holding shares of Hanmi's common stock, and collectively holding a total of approximately 32% of the outstanding shares of Hanmi's common stock, entered into voting agreements with PUB pursuant to which these directors agreed to vote all of their shares of Hanmi common stock in favor of the issuance of Hanmi common stock pursuant to the merger and the financing transactions related thereto.

A joint press release announcing the execution of the Merger Agreement and the related agreements was issued on December 22, 2003. The information in the press release is incorporated herein by reference. A copy of the joint press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired:

                  None

         (b)      Pro Forma Financial Information:

                  None

         (c)      Exhibits:

                  The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

EXHIBIT NO.        DESCRIPTION
----------         -----------

2.1 Agreement and Plan of Merger, dated as of December 22, 2003, by and among Pacific Union Bank, Hanmi Financial Corporation and Hanmi Bank.

2.2 Voting and Sale Agreement, dated as of December 22, 2003, by and between Hanmi Financial Corporation and the Trust established pursuant to the Trust Agreement dated as of October 31, 2003 between Korea Exchange Bank and Mr. L. Dale Crandall.

99.1               Joint Press Release dated December 22, 2003.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Pacific Union Bank
                                       (REGISTRANT)

Dated: December 22, 2003               By: /s/ David B. Warner
                                           -------------------
                                           David B. Warner, President and
                                           Chief Executive Officer

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                                INDEX TO EXHIBITS

EXHIBIT NO.        DESCRIPTION
-----------        -----------

2.1 Agreement and Plan of Merger, dated as of December 22, 2003, by and among Pacific Union Bank, Hanmi Financial Corporation and Hanmi Bank.

2.2 Voting and Sale Agreement, dated as of December 22, 2003, by and between Hanmi Financial Corporation and the Trust established pursuant to the Trust Agreement dated as of October 31, 2003 between Korea Exchange Bank and Mr. L. Dale Crandall.

99.1               Joint Press Release dated December 22, 2003.